UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                   MAY 1, 2006


                       FIRST MID-ILLINOIS BANCSHARES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


            0-13368                                37-1103704
     (COMMISSION FILE NUMBER)          (IRS EMPLOYER IDENTIFICATION NO.)



                    1515 CHARLESTON AVENUE, MATTOON, IL 61938
           (ADDRESS INCLUDING ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)



                                 (217) 234-7454
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

|_|  Written communications pursuant to Rule 425 under the Securities Act

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act

Item   2.01 Completion of Acquisition or Disposition of Assets.

On May 2, 2006, First Mid-Illinois Bancshares, Inc. (the "Company") issued a news release announcing that it completed its acquisition of Mansfield Bancorp, Inc. ("Mansfield") on May 1, 2006 for a purchase price of $24 million in cash in accordance with the Agreement and Plan of Merger dated as of February 14, 2006, by and among the Company, Mansfield and a wholly owned subsidiary of the Company. The Company paid the purchase price with a combination of available cash, the proceeds of a recently completed private placement of $10 million in trust preferred securities and a loan from The Northern Trust Company. As a result of the acquisition, each issued and outstanding share of Mansfield common stock was converted into the right to receive $16,096.58 in cash.

A copy of the news release is attached hereto as Exhibit 99 and is incorporated herein by reference. The foregoing description of the news release is qualified in its entirety by reference to the news release.

Item   9.01 Financial Statements and Exhibits.

       (d) Exhibits.

       Exhibit 99 - News Release dated May 2, 2006

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    First Mid-Illinois Bancshares, Inc.

Dated:  May 2, 2006

                                    By: /s/ William S. Rowland

                                    Its:Chairman and Chief Executive Officer

                                Index to Exhibits

Exhibit
Number     Description
--------------------------------------------------------------------------------
99         News Release, dated May 2, 2006

                                                                      Exhibit 99

                                  NEWS RELEASE
                                   May 2, 2006
                              For Immediate Release

                       FIRST MID-ILLINOIS BANCSHARES, INC.

                          For more information contact:
                          William S. Rowland, Chairman
                                  217-258-0415


First Mid-Illinois Bancshares, Inc. today announced the completion on May 1, 2006 of its previously announced acquisition of Mansfield Bancorp, Inc. and its wholly owned subsidiary, Peoples State Bank of Mansfield, for a purchase price of $24 million in cash. Peoples operates three banking locations in Mansfield, Mahomet and Weldon, all Illinois communities which are within First Mid's current service area.

As of March 31, 2006, Peoples had total assets of $123 million, loans of $58 million, deposits of $107 million and equity of $15 million.

Operational integration will begin immediately with the three branches of Peoples scheduled to become branches of First Mid during the third quarter of 2006.

Bill Rowland, Chairman and CEO of First Mid said, "We are pleased to be able to grow our banking franchise through the addition of Peoples State Bank. Peoples is a well-managed bank and serves its customers with integrity and commitment to service, as well as with competitive products. First Mid will be able to build on the culture which Peoples has developed to increase both customer and shareholder value."

George Howe, the President of Peoples added, "Our staff and customers are looking forward to being part of First Mid. Clearly, First Mid is an organization which shares our values and commitment to excellence in everything they do."

First Mid used Schiff Hardin LLP for legal services and Howe Barnes provided financial advice. Peoples utilized Howard & Howard for legal services with Prairie Capital Services acting as financial advisor.

First Mid-Illinois Bancshares, Inc. is the parent company for First Mid-Illinois Bank & Trust, N.A., a community bank which provides banking services throughout central Illinois. First Mid-Illinois Bank & Trust was originally chartered in 1865 as the 24th US National Bank and provides a wide range of banking, wealth management and insurance services. More information about First Mid is available at www.firstmid.com.